As filed with the Securities and Exchange Commission on October 23, 2000

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ETRAVELSERVE.COM, INC.
                             ----------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

        Nevada                                                   36-3051776
        ------                                                   ----------
(State of jurisdiction                                         (I.R.S. Employer
   or incorporation                                          Identification No.)
   or organization)
                          22191 Powerline Road, Bay 22C
                            Boca Raton, Florida 33433
                            -------------------------
                     (Address of Principal Executive Office)

                             etravelserve.com, Inc.
                      Year 2000 Stock Award and Option Plan
                      -------------------------------------
                            (Full Title of the Plan)

                                 Paul R. Johnson
                             etravelserve.com, Inc.
                          22191 Powerline Road, Bay 22C
                            Boca Raton, Florida 33433
                           -------------------------
                                 (561) 417-0688
                                 --------------
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum
                                                       ------------------------
Title of Each Class of              Amount              Offering       Aggregate
    Securities to be                to be               Price Per       Offering           Amount of
      Registered                    Registered (1)      Share (2)       Price (2)      Registration Fee
-------------------------           --------------      ----------     ---------       -----------------
Common Stock (1)                    10,000,000          $0.08          $800,000         $211.20
-------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                  $211.20
-------------------------------------------------------------------------------------------------------------

(1)This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the etravelserve.com, Inc. - Year 2000 Stock Award and Option Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the maximum offering price per share and in the aggregate, and the registration fee, were calculated based upon the average of the bid and ask prices of etravelserve.com., Inc.'s common stock on October 23, 2000, as reported on the OTC Bulletin Board.

                                EXPLANATORY NOTE

         eTravelserve.com, Inc. ("Company," "we" or "us") has prepared this Amendment No. 3 to Registration Statement (the "Registration Statement") in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register an additional 10,000,000 shares of our common stock, which will be awarded to eligible persons under our Year 2000 Stock Award and Option Plan, as amended ("Plan").

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

          A registration statement on Form S-8 (File No. 333-39552) was filed with the Securities and Exchange Commission ("SEC") on June 19, 2000 covering the registration of 10,000,000 shares initially authorized for issuance under the Company's Year 2000 Stock Award and Option Plan. On August 15, 2000, we filed Amendment No. 1 to Registration Statement on Form S-8 to register an additional 4,000,000 shares of stock under the Plan and Amendment No. 2 to Registration Statement on Form S-8 to register an additional 6,000,000 shares of stock under the Plan on September 1, 2000. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 10,000,000 shares pursuant to the Plan. This Registration Statement should also be considered a post-effective amendment to the prior registration statement and amendments thereto. The contents of the prior registration statement and amendment thereto are incorporated herein by reference.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.           EXHIBITS.

         5.1 Opinion of English, McCaughan & O'Bryan, P.A. as to the legality of securities being registered.

         23.1     Consent of Cross & Robinson, Certified Public Accountants.

         23.2     Consent of English, McCaughan & O'Bryan, P.A. (contained in
                  Exhibit 5.1).



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1993, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on this 23rd day of October, 2000.

                                            etravelserve.com, Inc.

                                            By:   /s/ Paul R. Johnson
                                                ---------------------
                                                    Paul R. Johnson, President
                                                    Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933 as amended, this Amendment No. 3 to Registration Statement on Form S-8 (the "Registration Statement") has been signed by the following person in the capacities and on the dates indicated.

Signature                            Title                          Date
---------                            -----                          ----

/s/ Paul R. Johnson         President and Director             October 23, 2000
------------------------    (Principal Executive Officer
Paul R. Johnson             And Financial Officer)



                                  EXHIBIT INDEX
                                  -------------

EXHIBIT           DESCRIPTION                                               PAGE
-------           -----------                                               ----

5.1      Opinion of English, McCaughan & O'Bryan, P.A.

23.1     Consent of Cross and Robinson, Certified Public Accountants.

23.2     Consent of English, McCaughan & O'Bryan, P.A.
         (contained in Exhibit 5.1)



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